UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2009 (April 13, 2009)
BERNARD CHAUS, INC.
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-9169 (Commission File Number)	13-2807386 (I.R.S. Employer Identification Number)

530 Seventh Avenue New York, New York (Address of Principal Executive Offices)	10018 (Zip Code)
(212) 354-1280
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Directors. On February 12, 2009, the board of directors of Bernard Chaus, Inc. (the “Company”) elected Robert Flug and David Stiffman to serve as members of the board of directors, subject to the acceptance of such election by each of Messrs. Flug and Stiffman. On April 13, 2009, Messrs. Flug and Stiffman accepted their election to the board of directors.
Mr. Stiffman currently serves as the Company’s Chief Operating Officer.
In connection with the acquisition of S.L. Danielle, we entered into a consulting relationship with a company, of which Robert Flug is the principal shareholder, pursuant to which we received consulting services relating to our private label and mass channel businesses. Since July 1, 2007, we have paid that company $1,208,613.
There is no arrangement or understanding between each of Messrs. Flug and Stiffman and any other person pursuant to which Messrs. Flug and Stiffman were appointed as directors of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERNARD CHAUS, INC.
By:	/s/ Barton Heminover
Barton Heminover
Chief Financial Officer

Date: April 15, 2009